UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 16, 2013

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8931	95-1678055
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cubic Corporation (the “Company”) held its annual meeting of shareholders on April 16, 2013.  The Company’s shareholders voted on the following proposals and cast their votes as follows:

1.  Election of Directors

Nominee for Director	For	Against	Withheld
Walter C. Zable	22,552,408	0	385,793
Bruce G. Blakley	19,634,596	0	3,303,605
William W. Boyle	22,853,800	0	84,401
Edwin A. Guiles	19,654,814	0	3,283,387
Robert S. Sullivan	19,617,292	0	3,320,909
John H. Warner, Jr.	19,621,507	0	3,316,694

In accordance with the above results, each nominee was elected to serve as a director.

	For	Against	Abstain
2. To confirm the appointment of Ernst & Young LLP as independent public accountants of the Company for fiscal year 2013	25,536,025	146,995	14,240

In accordance with the above results, the appointment of Ernst & Young LLP was approved.

	For	Against	Abstain	Broker Non-Votes
3. To approve, on an advisory basis, the compensation of the Company’s executive officers	22,768,416	119,064	50,721	2,759,059

In accordance with the above results, the compensation of the Company’s executive officers was approved on an advisory basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2013	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Senior Vice President,
General Counsel & Secretary